[LOGO OMITTED]                                 900 S.W. Fifth Avenue, Suite 2600
                                               Portland, Oregon 97204
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                                                                   EXHIBIT 23(b)


February 6, 2004


Northwest Natural Gas Company
One Pacific Square
220 NW Second Avenue
Portland, Oregon 97209

Attention:  Beth A. Ugoretz, Esq., General Counsel

We hereby authorize and consent to the reference to Stoel Rives LLP in the section captioned "Legality" contained in the Registration Statement of Northwest Natural Gas Company on Form S-3, as filed on or about the date hereof.


/s/ Stoel Rives

STOEL RIVES LLP